                                                                  EXHIBIT 10.17

                                                    ---------------------------
                                                      AGY              NUMBER
                                                    ---------------------------

                                   STATE OF MAINE
                           CONTRACT FOR SPECIAL SERVICES


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
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 VENDOR CODE    DOC TOTAL  FUND    AGY    ORG  SUB ORG   APPR     ACT   ORG   SUBORG   JOB NO  REPT CATG   ID

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 Commencement Date:   April 15, 1999         Dollar Amount:  $-0-       Termination Date:  April 14, 2002
                    ---------------------                  ----------                     ---------------

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THIS AGREEMENT made this 3rd day of March, 1999 is by and between the State of
Maine, hereinafter called "State," and New England Interactive, Inc., hereinafter called "Contractor."
             The type of organization of the Contractor is (complete appropriate statement):
             --------
                     1.  An individual doing business as
             --------                                     ----------------------
                     2.  A partnership
             --------                                     ----------------------
                 X   3.  A corporation of the state of    Maine
             --------                                     ----------------------
                     4.  Other
             --------                                     ----------------------


The principal office of the Contractor is located at (street, city, state, zip): _____________________


The Employer Identification Number of the Contractor is:  010522581    (IRS
or Social Security Number)                               -------------

WITNESSETH, that for and in consideration of the payments and agreements hereinafter mentioned, to be made and performed by the Department, the Contractor hereby agrees with the Department to furnish all qualified personnel, facilities, materials and services and in consultation with the Department, to perform the services, study or projects described in Rider A. The following riders are hereby incorporated into this contract by reference.

                         Rider A --- Specifications of work to be performed Rider B --- Payment and other provisions
                         Rider C --- Exceptions to Rider B

IN WITNESS WHEREOF, the Department and the Contractor, by their
representatives duly authorized, have executed this agreement in   4
originals as of the day and year first above written.            ------
                                                                 Number

APPROVED AS TO FORM:

                                DEPARTMENT:

 DATE:                          Administrative & Financial Services/BIS
---------------------------     -------------------------------------------
                                             Department Name

 BY:                            BY:  /s/ Robert A. Mayer
---------------------------     -------------------------------------------
      Attorney General                     Authorized Signature

                                Robert A. Mayer, Chief Information Officer
                                -------------------------------------------
                                           Typed Name and Title


 APPROVED, CONTRACT REVIEW      CONTRACTOR
 COMMITTEE

                                DEPARTMENT:

 DATE:     April 14, 1999              New England Interactive, Inc. (NEI)
------------------------------    ------------------------------------------
                                              Contractor Name

 BY:  /s/ Richard R. Thompson     BY:  /s/ Tamara D. Dukes
------------------------------    ------------------------------------------
          Chairperson                      Authorized Signature

                                  Tamara D. Dukes, President, NEI
                                  ------------------------------------------
                                            Typed Name and Title


State of Maine Contract for Special Services                            Page 1

                               MAINE MASTER CONTRACT

                                      RIDER A
                       SPECIFICATIONS OF WORK TO BE PERFORMED


 1.  ELEMENTS OF THE CONTRACT

The following documents constitute the State of Maine Contract for Special Services with New England Interactive, Inc. and are herein incorporated into the Contract Provisions:

          1.   State of Maine Contract for Special Services, Page 1;
          2. State of Maine Contract for Special Services, Rider C, Exceptions to Rider B
          3. State of Maine Contract for Special Services, Rider 13, Payment and Other Provisions;
          4.   State of Maine Contract for Special Services, Rider A,
               -    Specification of Work to be Performed
               - New England Interactive, Inc.'s Service Management Plan (timeline and deliverables)
          5. State of Maine Department of Administrative and Financial Services' Request for Proposals for InforME Network Manager Services (incorporated by reference)
          6. New England Interactive, Inc.'s Proposal in response to the RFP identified in 5, above. (incorporated by reference)

ATTACHMENTS

          InforME Public Information Access Act, Public Laws of Maine 1997, Chapter 713
          Computer Application Program Accessibility Standard
          Year 2000 Certification of Warranty
          Escrow Agreement

 2.  CONTRACT INTERPRETATION - CONTROLLING TERMS

It is mutually understood and agreed that in the event of any conflict among the provisions for the documents, attachments, and/or exhibits that constitute the State of Maine Contract for Special Services with New England Interactive, Inc. listed in Article I above, the conflict shall be resolved by giving precedence to the documents in the order listed, with Item 1, State of Maine Contract for Special Services, Page 1, having the highest precedence and Item 6, New England Interactive, Inc.'s Proposal being subordinate to all other listed documents.

 3.  PROJECT TASKS AND DELIVERABLES

OVERVIEW

New England Interactive, Inc. (NEI) will provide network manager services to the State of Maine in exchange for the opportunity to earn a reasonable profit from the Network's premium services.

NEI will develop and operate the InforME Network which will serve in a manner which is self-supporting and cost-effective to provide electronic transactions and expanded access to public information in electronic form by state agencies (data custodians) for individuals, businesses and other entities by and in part, customized access. Much of the information access will be provided free to Network users. Premium services (services for which a fee will be charged) will be developed and made available to Network users.
 Free services will be funded from the proceeds of the premium services. State agencies working with NEI and the InforME Board will determine the nature and price to users of the information that will be offered through this gateway.

NEI will have Network policies established and fees regulated by the InforME Board (see "InforME Board" below), and will invest in technology necessary to capture public data and make the information available to the public via the Internet.

The InforME Network will be self-supporting with NEI receiving its compensation from the net proceeds of premium services. The InforME Board has agreed that NEI will act as an agent for the InforME Network allowing NEI to legitimately collect the service fee, pay State agencies fees determined through SLAs, and disburse funds as detailed in the business plan of the proposal.

SERVICES RATIO

Within 1 year from the date of the Contract, NEI will provide at least 1 free service on the InforME Network for each premium service available on the network. Services may include a Search Engine, etc. Once the InforME Network is mature, it is estimated that over ninety percent of the InforME Network information will be provided to the public free of charge.

INFORME BOARD

The duties of the InforME Board are as set forth in the InforME Public Information Access Act, Public Laws of Maine 1997, Chapter 713, attached. The terms "InforME Board" and "Board" are used interchangeably throughout this Contract; both are defined as the "InforME Board."

The InforME Board will set Network policies, regulate fees, and approve the workplan for activities, schedule and deliverables. Each completed deliverable must be submitted for approval to the InforME Board.

For the purpose of this Contract, the Contract Administrator is a designee of the InforME Board.

CONTRACTOR PERSONNEL

The Contractor must commit dedicated, highly skilled personnel to perform the contracted services. The hiring, recruitment, management, training, and firing of NEI employees will be the responsibility of NEI. No officer, employee, or director, of NEI shall receive a salary, except as and for services performed by such officer, employee, or director, or member for NEI on behalf of InforME.
NEI will be responsible for all required employer costs attributable to its officers and employees, including but not limited to, workers' compensation premiums and deductible, unemployment compensation tax withholding contributions, tax withholding contributions, and similar items.

During the course of this Contract, the State reserves the right to require NEI to reassign or otherwise remove from the project any Contractor or Subcontractor employees found unacceptable by the State to perform the services for this Contract. The State will act reasonably and in good faith in exercising this right. Prior to exercising this right the State will advise NEI's Manager and establish a 30 day period for cure.

ADMINISTRATIVE

INSURANCE AND BONDS

NEI will provide the following certificates to the Contract Administrator within ten (10) days of contract signing:

     - General comprehensive liability insurance policy in the amount of at least $1,000,000.00
     -    Workers' compensation insurance coverage as required by law.
     - Liability coverage for damages suffered as a result of inadvertent release of confidential information, in the form of an errors and omissions policy.
     -    Fidelity bond in the amount of at least $ 100,000.00 per employee.

In the event of cancellation of any insurance coverage, NEI will immediately notify the InforME Board of such cancellation. NEI will be required to obtain suitable replacement coverage within 14 days of the cancellation. The Board, at its option, may impose a stop work order on NEI until such replacement coverage is secured and approved by the Board. If a stop work order is imposed, the Board shall not be liable for any costs or lost profits incurred by NEI.

IRREVOCABLE LETTER OF CREDIT

An Irrevocable Standby Letter of Credit (L/C) acceptable to the InforME Board will be required by the Board to assure NEI's faithful performance to the specifications and conditions of the contract. NEI will furnish the L/C to the InforME Board no later than 30 days after Contract award. The L/C will specifically refer to this Contract and shall bind the parties to all of the terms and conditions of this Contract, whether or not the particular term or condition is performed by NEI. The initial amount of the L/C shall be $100,000.00.

After NEI has successfully completed the first six months of the Service Management Plan, the L/C shall be reduced to 50% of its original value. When the Service Management Plan is completed, the L/C shall be reduced to an amount equal to 3 months operating expenses. This L/C shall remain in effect throughout the term of the Contract.

The L/C will be procured at the expense of NEI, naming the State of Maine, InforME Board as the beneficiary.

PROJECT SCOPE

The InforME Network developed and operated by NEI will meet or exceed the following requirements. The requirements include, but are not limited to the following:

ADMINISTRATIVE

     - NEI will direct, supervise, and manage the day-to-day operations and expansion of InforME, including the initial phase of operations necessary to make InforME operational. NEI will also:
     -    Attend meetings of the Board.
     - Deposit and disburse funds as agreed between NEI, the InforME Board and any Service Level Agreements.
     - Keep a record of all operations of InforME and maintain and be a custodian of all financial and operation records, documents and papers filed with InforME. The records of InforME are the property of the Board, not NEI. NEI is entitled to make and keep copies of all records.
     - Seek advice from other states, the general public, subscribers, professional associations, academic groups and institutions and individuals with knowledge of and interest in areas of networking, electronic mail, public information access, gateway services, add-on services and electronic filing of information as appropriate.
     - Take reasonable precautions that confidential information is not disclosed without the express written authorization of the data custodian.
     - NEI will employ staff sufficient to: a) manage the Network, b) provide and document necessary systems and programming services necessary to supply data and process electronic transactions for subscribers, c) bill, collect and issue payments and exercise all other fiscal activities necessary to operate a financially sound Network, and d) prepare marketing, training and other documents to the extent permitted by the Network finances.
     - Payments by NEI to itself shall be made in accordance with procedures approved by the InforME Board.
     - Reimbursements for InforME Board expenses shall be made monthly. Distribution of revenues collected on behalf of data custodians shall be made in accordance with procedures approved by the InforME Board and affected agency.
     - NEI will request approval from the Board if/when seeking grants or supplemental funding acting as an agent for the State of Maine.

TECHNICAL

NEI will:
     - License software and other intellectual property developed by NEI for use only by the InforME Board as detailed under section "Software Licensing" in this Rider.
     - Transmit or provide access to public information via the Internet in compliance with accessibility standards and policies adopted by the Information Services Policy Board (attachment labeled "State of Maine Computer Application Program Accessibility Standard).
     - Provide reasonable safeguards to protect information confidentiality to the level required by law.

     -    Provide notices and disclaimers that include at least the following:
          - How to address concerns if the public information appears to be inaccurate; and
          - That neither the InforME Board nor NEI assumes any role for monitoring the information content to determine if it is accurate, complete or current.
     - If NEI provides public information that is stored, gathered or generated by the Legislative branch, NEI shall include the following disclaimer:

          "This data was compiled from information made public by the legislative branch."

          The disclaimer may not be required if the information is prepared pursuant to a contract between NEI and the Legislative Council.

     - Provide technical support to assist subscribers in the use of Network services.
     - Procure, develop or adapt Network software which will provide a user interface that is consistent across services, easy to use and is accessible via popular browsers such as Explorer and Netscape.
     - Provide hardware/software etc. adequate for establishing the InforME Network.
     - Consult with hardware and software vendors to identify and correct problems.
     -    Schedule preventative maintenance to minimally impact Network users.
     - Provide a back-up system that will supply reasonable levels of redundancy for critical system in the event the InforME NEI provided network hardware or software can not be restored to an operational mode within a reasonable period of time.
     -    NEI will alert the InforME Board of any material system failures.
     - Take reasonable and prudent measures to ensure that the data is protected from unauthorized alteration while in the InforME Network's possession.

HARDWARE AND SOFTWARE

NEI will provide hardware, and provide or develop software as specified in NEI's Proposal and such other software as may be necessary to design, develop and operate the InforME information Network.

SOFTWARE LICENSING

NEI will provide a for-use-only license to the State of Maine to execute the software and other intellectual property developed or provided for the operation of the InforME network through the term of the contract. The for-use-only license will apply to the following:

     - a complete copy of the latest version of Network software and other intellectual property, (except third party software) and,
     -    documentation as used for the InforME Network.

     ESCROW

     Source code and documentation for non-third party programming and software utilized in operating the Network (whether originally developed by NEI, or one of its Sister Network Companies) shall be escrowed with an escrow agent, and conditions (such as business failures or disaster recovery) shall be specified in the escrow agreement (attached) for its release. Updates to such source code and documentation shall be escrowed quarterly during the life of the Contract.

On April 14, 2002 the Board shall be entitled to a perpetual for-use-only license with the right to modify, along with application software documentation and source code, for no additional compensation to NEI. Prior to April 14, 2002 the Board reserves the right to negotiate terms for licensure of software, which may include perpetual for-use-only license with a right to modify software application documentation and source code.

NEI will extend the perpetual, for-use-only license to cover all software used by or developed by NEI for InforME during any contract extension, on the same terms as the license.

Note:  The license is perpetual and survives the Contract.

HARDWARE, SOFTWARE, AND FIXTURES

Listed are recommended initial hardware, software, and fixtures NEI believes are necessary to run a successful Network of a size estimated in the proposal. NEI may add or delete equipment and software in order to take advantage of new technology which can increase the effectiveness and performance of the Network, or as needed if the economics of the Network are not as assumed in the proposal. NEI will request approval from the Board for any significant technology platform changes it wishes to make and will submit notifications to the Board of normal additions and deletions of approved platform hardware and software only if changes alter or affect the provision of services.

          PRIMARY COMMUNICATIONS/WEB SERVER:

          1 Sun Enterprise 2 Model 2300
               - Dual 300 MHz processors, 512MB of RAM
          1 Cleo 3780 Plus
          1 Courier 56K Modem

          DATABASE SERVER:

          1 Sun Enterprise 2 Model 2300
               - Dual 300 MHz processors, 512MB of RAM
          1 Informix Dynamic Server
          1 ProIndex Textual Database Search/Index Engine

          DEVELOPMENT SERVER:

          1 Sun Enterprise 2 Model 2300
               - Dual 300 MHz processors, 512MB of RAM
          1 Informix Dynamic Server
          1 ProIndex Textual Database Search/Index Engine

          DATA STORAGE SYSTEM:

          1 14GB 8mm Tape Drive
          1 5GB 4mm Tape Drive
          1 200 GB DLT Tape Drive System
          1 Overland 6250bpi 9-Track Tape Drive
          1 Artecon Lynx Array
          6 18GB UW SCSI Drives with Artecon Sled/Holster
          1 Artecon RAID Controller
          1 HP SureStore Internal CD-ReWriter 7200i

          FIREWALL SERVER:

          2 Dell Dimensions V, 333NIHz Celeron Processor
               - 64MB RAM, 4GB Drive, 15" Monitor
          2 4-Port Fast Ethernet Card 2 Firewall -1 Software

          DEVELOPMENT WORKSTATIONS

          3 Sun Ultra model 200,21 " Monitors
          128MB RAM, 2GB HD

          SUPPORT STAFF WORKSTATIONS:

          2 Dell Optiplex GXIP 450 MHz Pentium II
               - 256 MB RAM, 10 GB Drive, 21" Monitor

          PORTABLE WORKSTATIONS:

          3 DELL Inspiron 7000 300 MHz Pentium II,
          128MB RAM, 8.0 GB Drive

          MODEMS, TERMINAL SERVER AND NETWORKING:

          I Livingston Portmaster PM2E-20
          1 US Robotics MP/ 16 I-Modem
          2 3Com SuperStack II Switch
          1 3640 Cisco Router

          UPS:

          2 American Power Smart UPS 3000
               w/ PowerChute Plus

          PRINTERS/SCANNERS:

          1 HP Lasedet 4000 TN
          1 HP ScanJet 6200 Cse

          1 Canon CLBP 360 PS Color Printer

          TELEPHONE EQUIPMENT:

          1 Lucent Technologies Partner ACS System
          12 Phones & 1 Console

          OTHER RELATED EQUIPMENT:

          2 60" Artecon Racks w/ Power Supply an Fans
          1 Ricoh Aficio 401 Copier

MAINTENANCE

NEI will provide all network and system maintenance and upgrades for the InforME Network throughout the life of the Contract. Unless absolutely necessary all maintenance that might impact services will be scheduled during non-peak hours.

BACK-UP, DISASTER RECOVERY, AND SECURITY

The InforME Network will provide 24 hours per day, 7 days per week online service. NEI will provide at least 2 levels of redundancy for all mission critical systems (processing servers), and 3 levels of redundancy for the gateway computer systems (communications between the Internet and data provider agencies). Backup power is provided for 4 hours and all systems are monitored continuously.

NEI will follow the Service Management narrative in the Proposal for specifics regarding the length of downtime to be tolerated prior to the switch to the back-up system and the detailed service level response time strategy which outlines NEI's service restoration procedures.

BACKUP

Backups will be performed as described in NEI's proposal.

DISASTER RECOVERY

Disaster Recovery will be implemented as detailed in NEI's proposal.

In the event of the complete destruction of the InforME office, many applications could be brought back online within 24 hours at another location or from another NIC Affiliate location if necessary. Complete restoration could be implemented within two weeks if the telecommunications vendor can meet that schedule.

SECURITY

Security will be implemented as detailed in NEI's proposal.

TECHNICAL SUPPORT

NEI will provide a customer service focused Help Desk function. The mission of the Help Desk will be to answer questions, address concerns and frustrations of users to ensure that future interactions with InforME will be more successful. A Help Desk ICON will be part of NEI's standard footer and navigation bar on the website, to assist with general questions and difficulties. The InforME Help Desk telephone number will be prominently displayed online and in the contact section of the web site.

SERVICE MANAGEMENT PLAN

NEI has provided a proposed Service Management Plan (attached and labeled NEI's Service Management Plan Timeline and Deliverables in this Rider A) for implementation and transition activities including: a detailed work plan and schedule of activities and deliverables that establish the baseline schedule for completing the project.

UPDATED SERVICE MANAGEMENT PLAN

NEI will deliver an updated Service Management Plan (schedule and deliverables) within 30 days of Contract signing indicating changes (if any) to the original Service Management Plan submitted in the Proposal. The updated Service Management Plan will be submitted to the InforME Board for review and approval. Any changes to the approved updated plan and/or deliverables must be approved by the InforME Board or designee.

Note: It may be necessary to update the Service Management Plan (schedule and deliverables) due to delays beyond the control of NEI such as third party providers and/or reaching agreements with State agencies which could include changes in the services to be provided and/or the order in which the deliverables are performed.

PERFORMANCE

NEI's performance will be measured against the updated original and subsequent modifications of the Service Management Plan schedule and deliverables.

Project status will be reported to the InforME Board each month. NEI will closely monitor the schedule and report any anticipated delays to the InforME Board at least 2 weeks prior to the scheduled completion of applications expecting to be delayed and all other task delays as soon as they are suspected regardless of the status of the monthly report.

SERVICE LEVEL AGREEMENTS (SLA)

NEI will create Service Level Agreements (SLA) with each Executive agency who provides information to NEI for the InforME Network. Agencies of the Judicial and Legislative branches may sign Service Level Agreements with NEI without approval of the Board. These agreements will be signed by the agencies' authorized representative(s) and will be approved by the InforME Board. Only information that is legally and ethically distributable, as determined by the state agency, which is the legal custodian of the respective data, will be included on the Network. The SLA will detail what information will be accessed, how it will be accessed and provided to the public, any service fees, and what, if any special requirements must be satisfied by the individual customers to qualify for access to the information. The agency and NEI will agree on a schedule for collection and payment of any statutory fee required. Once an agreement has been reached, the public information application will be developed according to the agency's SLA.

Since NEI's software developer creating the application may see some confidential information while working with the agency representative in determining which data fields are required, NEI's employees must satisfy any privacy and confidentiality requirements that the agency may require prior to beginning work.

PRIVACY AND CONFIDENTIALITY

Only information that is legally and ethically distributable, as determined by the data custodian, state, and federal law will be included on the Network. All public information applications that NEI provides will require that a Service Level Agreement be executed with the data custodial agency. The InforME Board must approve such agreements.

For applications where data is delivered to NEI by an agency, all nonpublic data will be removed or masked either by the agency or NEI prior to the data being made available on the Network. Additionally, NEI will employ firewall technology that is designed to prevent any InforME user from accessing any system or account that they have no legitimate right to access.

PREMIUM SERVICES

NEI will propose premium services to subscribers for approval by the InforME Board, and the timetable to deploy them via the Network. For the purposes of this contract, premium services are any services for which there is a fee attached. Premium services provided to subscribers must be sufficient to maintain, develop, operate and expand InforME on a continuing basis.

Some premium services will be subscription only services. Other premium services will be one-time activities, such as renewing a professional license online. These customers will be using their credit card (as determined in the related SLA) to perform this single activity and therefore will not need to become a subscriber.

SUBSCRIPTIONS

Subscribers will be required to enter into an agreement for services. The form of all agreements with subscribers and all SLA's with agencies will be subject to approval and continued monitoring of the Board.

Customers will apply for subscriptions and receive from NEI a user name and password in order to access the services they desire. Once a subscriber has been authorized and is given an account, they will choose a billing method for payment.

FEES

All fees and charges for services shall be negotiated and determined by a Service Level Agreement between the data custodian (state agency) and NEI, which amount shall be subject to approval by the InforME Board. NEI, the State of Maine through its agencies, and the InforME Board will work in conjunction in determining all fees and charges for services to provide adequate revenue for the Network.

          Note:     The Board may choose to establish fee schedules that include no charge for designated services for one or more specified classes of users.

BILLING

All billing related to the InforME Network is the responsibility of NEI. Billing processes are detailed in NEI's proposal.

CHANGES IN INFORMATION NETWORK

Network development and operations will be in accordance with this Contract.

NEI will provide to the Board at least thirty (30) days prior written notice of a Planned Material Change in Network Operations.

A Planned Material Change in Network operations cannot be made by NEI without the prior written consent of the Board. A "material change" includes, but is not limited to, a change which is substantial and which increases response time to inquiries, adds to the complexity of Network use, diminishes services provided to users, or results in a comparable impact on operations noticeable by users.

REPORTING REQUIREMENTS

NEI will report activities to the InforME Board as follows:

     - Draft the annual report to the Legislature for InforME Board review and submission by January first of each year. The report will include a complete list of services offered through the InforME network, the fees associated with premium services, analysis of the feasibility of offering premium services at no charge to depository or other libraries, and the criteria used to determine which services are offered as premium services.

     - Within 120 days after the close of InforME's fiscal year, NEI will annually submit to the Commissioner of Administrative and Financial Services InforME's annual financial report and audit. These reports must be certified by an independent certified public accountant (selected by NEI) who may be the accountant or a member of the firm of accountants who regularly audit the books and accounts of NEI. The submitted audit information must include, but is not limited to, the audited financial statements, auditor opinions, reports on internal control, findings and recommendations and management letters. In addition, InforME is subject to any further audit and review determined necessary by the Governor or the Legislative
          Council after furnishing reasonable notice to NEI.

     - Develop and regularly update, in cooperation with the data custodians, a draft InforME strategic plan for presentation to the Board. The draft must include proposed measurable performance criteria regarding growth in customer services.

     - Report to the Board on a periodic basis concerning potential new data and services and related issues. NEI will strive to improve access to, and the utility of the public information and transactions available through InforME by exploring and recommending ways to:

               A. Expand the amount and kind of public information available free of charge;
               B. Increase the utility of the public information provided and the form in which it is provided;
               C.   Expand the base of users who access the public information;
                    and
               D. Improve individual and business access to public information through implementing improvements in technology;
               E. Make recommendations for Board actions to increase the effectiveness of InforME.

     - Detailed online and printed network management, usage, hits, access, transactions and response time reports shall be submitted to the Board as requested.

     - NEI will measure Customer Satisfaction and report results to the InforME Board on an annual basis, and,

     - NEI will measure and report to the Board on growth trends and usage of the Network.

NETWORK MANAGER REMUNERATION

Within the framework of the fee setting procedure addressed in NEI's proposal the disbursement of funds received by NEI as a result of operations under this Contract will be as follows unless otherwise mutually agreed to between NEI and the Board in writing:

     -    payment of all Network operating expenses and costs of sale,
     - transfer of funds to data custodians or the state treasurer for payment of statutory fees in accordance with Service Level Agreements between NEI and respective data custodians,
     - payment of reasonable and necessary expenses of the Board as agreed by the Board and NEI and stated in the Board's budget plan,
     -    all remaining funds will be retained by NEI.

FINANCES AND RECORDS

NEI will collect and disburse all revenue from Network operations. NEI will establish one or more accounts in financial institutions which are federally insured for deposit of revenue from

Network operations and shall furnish the Board with the names of the institutions, the account numbers, and the names of those persons having signatory authority.

All documents and records pertaining to operation of the Network will be available for inspection, auditing, and copying by the Board, or other authorized representatives designated by the Board, at any reasonable time. NEI corporate records remain property of the corporation and are not subject to public or the Board's inspection. Monthly income statements and balance sheets for the Network will be provided to the Board by NEI.

NEI also agrees to make other changes requested by the Board to comply with recommendations which are agreed to by NEI and the Board, resulting from any audit. Any such audit will be performed by a competent and reputable licensed CPA.

To the extent an audit report discloses any discrepancies in NEI charges, billings, or financial records, and following a period of review and verification of the amount by NEI, NEI will adjust the monthly bill within 90 days. NEI will cooperate to assure that verification is completed in a timely manner.

The Network accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to date postings and an audit trail through financial statements. Such books may either be maintained on paper or on computer with appropriate backup. NEI will adopt the calendar year January 1 through December 31 for reporting purposes.

TERM OF CONTRACT

This Contract shall be for a term of three (3) years, commencing April 15, 1999 and expiring at 11:59 p.m., April 14, 2002 unless earlier terminated by the Board for cause.

This Contract may be renewed, or amended and renewed as follows:

     - By June 30, 2001 the Board will inform NEI of the decision on whether or not to extend the contract period through April 14, 2004.

     - By June 30, 2003 the Board will inform NEI of the decision on whether or not to extend the contract period through April 14, 2006.

CONTINUATION OF OPERATIONS DURING TRANSITION PERIOD

If for any reason this Contract is terminated or upon expiration of the Contract without extension, or at the end of any extension, NEI will, at the option of the Board, continue to operate under this Contract as Network Manager in accordance with all terms and conditions of this Contract, together with any amendments or modifications in existence at such time, for a period of up to twelve (12) months from the time of expiration or notification of termination from the Board to NEI. The intent of this provision is to insure continuation of information Network operations while a successor Network Manager is chosen and a Network installed. The Board will notify

NEI at the earliest possible opportunity that it will continue operations, but in no event, later than the date of notification of termination, or the notification dates set forth under "Term of Contract" above.

All fees earned by NEI during the course of the Contract and the Transition Period will be disbursed as described in the proposal to NEI after all related expenses have been paid.

NOTICES

After contract award, all notices under this contract shall be deemed duly given: 1) upon delivery, if delivered by hand against receipt, or 2) three days after posting if sent by registered or certified mail, return receipt requested and shall be addressed as follows:

State of Maine:

     Robert A. Mayer, CIO
     State of Maine
     Bureau of Information Services
     26 Edison Drive
     Augusta, Maine 04333

NEI:

     Tamara D. Dukes, President
     New England Interactive, Inc.
     P.O. Box 947
     Augusta, Maine 04332-0947

Either party may change its address for notification purposes by giving written notice of the change and setting forth the new address and an effective date.

DISPUTE RESOLUTION

In the event of any dispute arising during the term of the Contract concerning performance of the Contract, either party shall serve notice of such dispute on the other party. If the dispute is not informally resolved by the Network Manager and the Contract Administrator, the dispute shall be decided by the InforME Board who shall reduce its decision to writing and serve a copy on the Contractor. The InforME Board's decision in the event of any written notice of dispute shall be subject to the Contractor's right to relief under applicable law.

ADA

NEI certifies that the IT products and software used and/or developed for the InforME Network users comply with the "State of Maine's Computer Application Program Accessibility Standard" attached, and signed for compliance by NEI's President.

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

COST

NEI WILL BE RESPONSIBLE FOR ALL COSTS ASSOCIATED WITH THE CREATION, DEVELOPMENT, AND OPERATION OF THE INFORME NETWORK INCLUDING ALL COSTS RELATED TO CONNECTIVITY BETWEEN NEI AND STATE AGENCIES AND INFORME BOARD EXPENSES AS DETAILED BELOW.

NEI has submitted a Financial/Business Plan as part of its proposal to administer the financial requirements related to the InforME Network and Board. The InforME Network will be self-supporting with NEI receiving its compensation from the net proceeds of premium services. The InforME Board has agreed that NEI will act as an agent for the InforME Network allowing NEI to legitimately collect the service fee, pay State agencies fees determined through SLAs, and disburse funds as detailed in the business plan of the proposal.

INFORME BOARD EXPENSES

The InforME Board will meet at least quarterly.

NEI will pay the agreed upon reasonable InforME Board expenses from Network revenue including the following:

     -    travel for non-state employee members at the current federal rate,
     - lodging for non-state employee members in the performance of their duties,
     - miscellaneous expenses for non-state employee members in the performance of their duties,
     -    meeting refreshments,
     -    meeting room rent,
     -    mailing, and,
     - other expenses (such as video conferencing) related to meeting expenses to be mutually agreed to by the InforME Board and NEI.

NEI may elect to pay for other expenses of InforME Board member(s) in the performance of their duties (e.g. a conference on electronic commerce), if NEI so chooses.

                                 RIDER A (CONTINUED
                          NEW ENGLAND INTERACTIVE, INC.'S
                              SERVICE MANAGEMENT PLAN
                            (TIMELINE AND DELIVERABLES)

                                   RIDER B

                  METHOD OF PAYMENT AND OTHER PROVISIONS

1.   CONTRACT AMOUNT: $- 0 -

2.   INVOICES AND PAYMENTS:  The department will pay the provider as follows:

Payments are subject to the Contractor's compliance with all items set forth in this Contract and -subject to the availability of funds. The Department will process approved payments within 30 days.

3. BENEFITS AND DEDUCTIONS: If the Contractor is an individual, the Contractor understands and agrees that he/she is an independent contractor for whom no Federal or State Income Tax will be deducted by the Department, and for whom no retirement benefits, survivor benefit insurance, group life insurance, vacation and sick leave, and similar benefits available to State employees will accrue. The Contractor further understands that annual information returns, as required by the Internal Revenue Code or State of Maine Income Tax Law, will be filed by the State Controller with the Internal Revenue Service and the State of Maine Bureau of Revenue Services, copies of which will be furnished to the Contractor for his/her Income Tax records.

4. INDEPENDENT CAPACITY: In the performance of this Contract, the parties hereto agree that the Contractor, and any agents and employees of the Contractor shall act in the capacity of an independent contractor and not as officers or employees or agents of the State.

5. DEPARTMENT'S REPRESENTATIVE: The Contract Administrator shall be the Department's representative during the period of this Contract. He/she has authority to curtail services if necessary to ensure proper execution.
He/she shall certify to the Department when payments under the Contract are due and the amounts to be paid. He/she shall make decisions on all claims of the Contractor, subject to the approval of the Commissioner of the Department.

6.   CONTRACT ADMINISTRATOR:   All progress reports, correspondence and
related submissions from the Contractor shall be submitted to:

          Robert A. Mayer, CIO
          State of Maine
          Bureau of Information Services
          26 Edison Drive
          Augusta, ME - 04330

who is designated as the Contract Administrator on behalf of the Department for this Contract, except where specified otherwise in this Contract.

7. CHANGES IN THE WORK: The Department may order changes in the work, the Contract amount being adjusted accordingly. Any monetary adjustment or any substantive change in the work shall be in the form of an amendment, signed by both parties and approved by the State Purchases Review Committee. Said amendment must be effective prior to execution of the work.

8. SUB-CONTRACTS: Unless provided for in this Contract, no Contract shall be made by the Contractor with any other party for furnishing any of the services herein contracted for without the consent and approval of the Contract Administrator. Any sub-contract hereunder entered into subsequent to the execution of this Contract must be annotated "approved" by the Contract Administrator before it is reimbursable hereunder. This provision will not be taken as requiring the approval of contracts of employment between the Contractor and its employees assigned for services thereunder.

9. SUBLETTING, ASSIGNMENT OR TRANSFER: The Contractor shall not sublet, sell, transfer, assign or otherwise dispose of this Contract or any portion thereof, or of its right, title or interest therein, without written request to and written consent of the Contract Administrator. No subcontracts or transfer of agreement shall in any case release the Contractor of its liability under this Contract.

10. EQUAL EMPLOYMENT OPPORTUNITY: During the performance of this Contract, the Contractor agrees as follows:

     a. The Contractor shall not discriminate against any employee or applicant for employment relating to this Contract because of race, color, religious creed, sex, national origin, ancestry, age, physical or mental disability, unless related to a bona fide occupational qualification. The Contractor shall take affirmative action to ensure that applicants are employed and employees are treated during employment, without regard to their race, color, religion, sex, age, national origin, or physical or mental disability.

          Such action shall include but not be limited to the following: employment, upgrading, demotions, or transfers; recruitment or recruitment advertising; layoffs or terminations; rates of pay or other forms of compensation; and selection for training including apprenticeship. The Contractor agrees to post in conspicuous places available to employees and applicants for employment notices setting forth the provisions of this nondiscrimination clause.

     b. The Contractor shall, in all solicitations or advertising for employees placed by or on behalf of the Contractor relating to this Contract, state that all qualified applicants shall receive consideration for employment without regard to race, color, religious creed, sex, national origin, ancestry, age, physical or mental disability.

     c. The Contractor shall send to each labor union or representative of the workers with which it has a collective bargaining agreement, or other agreement or understanding, whereby it is furnished with labor for the performance of this Contract a notice to be provided by the contracting agency, advising the said labor union or workers' representative of the Contractor's commitment under this section and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     d. The Contractor shall inform the contracting Department's Equal Employment Opportunity Coordinator of any discrimination complaints brought to an external regulatory body (Maine Human Rights Commission, EEOC, Office of Civil Rights) against their agency by any individual as well as any lawsuit regarding alleged discriminatory practice.

     e. The Contractor shall comply with all aspects of the Americans with Disabilities Act (ADA) in employment and in the provision of service to include accessibility and reasonable accommodations for employees and clients.

     f. Contractors and subcontractors with contracts faith affirmative action programs in excess of $50,000 shall also pursue in good faith affirmative action programs.

     g. The Contractor shall cause the foregoing provisions to be inserted in any subcontract for any work covered by this Contract so that such provisions shall be binding upon each subcontractor, provided that the foregoing provisions shall not apply to contracts or subcontracts for standard commercial supplies or raw materials.

11. EMPLOYMENT AND PERSONNEL: The Contractor shall not engage any person in the employ of any State Department or Agency in a position that would constitute a violation of 5 MRSA Section 18 or 17 MRSA Section 3104. The Contractor shall not engage on a full-time, part-time or other basis during the period of this Contract, any other personnel who are or have been at any time during the period of this Contract in the employ of any State Department or Agency, except regularly retired employees, without the written consent of the State Purchases Review Committee. Further, the Contractor shall not engage on this project on a full-time, part-time or other basis during the period of this Contract any retired employee of the Department who has not been retired for at least one year, without the written consent of the State Purchases Review Committee. The Contractor shall cause the foregoing provisions to be inserted in any subcontract for any work covered by this Contract so that such provisions shall binding upon each subcontractor, provided that the foregoing provisions shall not apply to contracts or subcontracts for standard commercial supplies or raw materials.

12. STATE EMPLOYEES NOT TO BENEFIT: No individual employed by the State at the time this Contract is executed or any time thereafter shall be admitted to any share or part of this Contract or to any benefit that might arise therefrom directly or indirectly that would constitute a violation of 5 MRSA Section 18 or 17 MRSA Section 3104. No other individual employed by the State at the time this Contract is executed or any time thereafter shall be admitted to any share or part of this Contract or to any benefit that might arise therefrom directly or indirectly due to his employment by or financial interest in the Contractor or any affiliate of the Contractor, without the written consent of the State Purchases Review Committee. The Contractor shall cause the foregoing provisions to be inserted in any subcontract for any work covered by this Contract so that such provisions shall be binding upon each subcontractor, provided that the foregoing provisions shall not apply to contracts or subcontracts for standard commercial supplies or raw materials.

13. WARRANTY: The Contractor warrants that it has not employed or contracted with any company or person, other than for assistance with the normal study and preparation of a proposal, to solicit or secure this Contract and that it has not paid, or agreed to pay, any company or person, other than a bona fide employee working solely for the Contractor, any fee, commission, percentage, brokerage fee, gifts, or any other-consideration, contingent upon, or resulting from the award for making this Contract. For breach or violation of this warranty, the Department shall have the right to annul this Contract without liability or, in its discretion to otherwise recover the full amount of such fee, commission, percentage, brokerage fee, gift, or contingent fee.

14. ACCESS TO RECORDS: The Contractor shall maintain all books, documents, payrolls, papers, accounting records and other evidence pertaining to this Contract and make such materials available at its offices at all reasonable times during the period of this Contract and for such subsequent period as specified under Maine Uniform Accounting and Auditing Practices for Community Agencies (MAAP) rules. The Contractor shall allow inspection of pertinent documents by the Department or any authorized representative of the State of Maine or Federal Government, and shall furnish copies thereof, if requested.

15. TERMINATION: The performance of work under the Contract may be terminated by the Department in whole, or in part, whenever for any reason the Contract Administrator shall determine that such termination is in the best interest of the Department. Any such termination shall be effected by delivery to the Contractor of a Notice of Termination specifying the extent to which performance of the work under the Contract is terminated and the date on which such termination becomes effective. The Contract shall be equitably adjusted to compensate for such termination, and modified accordingly.

16. GOVERNMENTAL REQUIREMENTS: The Contractor warrants and represents that it will comply with all governmental ordinances, laws and regulations.

17. GOVERNING LAW: This Contract shall be governed in all respects by the laws, statutes, and regulations of the United States of America and of the State of Maine. Any legal proceeding against the State regarding this Contract shall be brought in State of Maine administrative or judicial forums. The Contractor consents to personal jurisdiction in the State of Maine.

18. STATE HELD HARMLESS: The Contractor agrees to indemnify, defend and save harmless the State, its officers, agents and employees from any and all claims, costs, expenses, injuries, liabilities, losses and damages of every kind and description (hereinafter in this paragraph referred to as "claims") resulting from or arising out of the performance of this Contract by the Contractor, its employees, agents, or subcontractors. Claims to which this indemnification applies include, but without limitation, the following: (i) claims suffered or incurred by any contractor, subcontractor, materialman, laborer and any other person, firm, corporation or other legal entity (hereinafter in this paragraph referred to as "person") providing work, services, materials, equipment or supplies in connection with the performance of this Contract; (ii) claims arising out of a violation or infringement of any proprietary right, copyright, trademark, right of privacy or other right arising out of publication, translation, development, reproduction, delivery, use, or disposition of any data, information or other matter furnished or used in connection with this Contract; (iii) claims arising out of a libelous or other unlawful matter used or developed in connection with this Contract;
(iv) claims suffered or incurred by any person who may be otherwise injured or damaged in the performance of this Contract; and (v) all legal costs and other expenses of defense against any asserted claims to which this indemnification applies. This indemnification does not extend to a claim that results solely and directly from (i) the Department's negligence or unlawful act, or (ii) action by the Contractor taken in reasonable reliance upon an instruction or direction given by an authorized person acting on behalf of the Department in accordance with this Contract.

19. NOTICE OF CLAIMS: The Contractor shall give the Contract Administrator immediate notice in writing of any legal action or suit filed related in any way to the Contract or which may affect the performance of duties under the Contract, and prompt notice of any claim made against the Contractor by any subcontractor which may result in litigation related in any way to the Contract or which may affect the performance of duties under the Contract.

20. APPROVAL: This Contract must have the approval of the State Controller and the State Purchases Review Committee before it can be considered a valid, enforceable document.

21. LIABILITY INSURANCE: The Contractor shall keep in force a liability policy issued by a company fully licensed or designated as an eligible surplus line insurer to do business in this State by the Maine Department of Professional & Financial Regulation, Bureau of Insurance, which policy includes the activity to be covered by this Contract with adequate liability coverage to protect itself and the Department from suits. Providers insured through a "risk retention group" insurer prior to July 1, 1991 may continue under that arrangement. Prior to or upon execution of this Contract, the Contractor shall furnish the Department with written or photocopied verification of the existence of such liability insurance policy.

22. NON-APPROPRIATION: Notwithstanding any other provision of this Contract, if the State does not receive sufficient funds to fund this Contract and other obligations of the State, if funds are de-appropriated, or if the State does not receive legal authority to expend funds from the Maine State Legislature or Maine courts, then the State is not obligated to make payment under this Contract.

23. SEVERABILITY: The invalidity or unenforceability of any particular provision or part thereof of this Contract shall not affect the remainder of said provision or any other provisions, and this Contract shall be construed in all respects as if such invalid or unenforceable provision or part thereof had been omitted.

24. INTEGRATION: All terms of this Contract are to be interpreted in such a way as to be consistent at all times with the terms of Rider B (except for expressed exceptions to Rider B included in Rider C), followed in precedence by Rider A, and any remaining Riders in alphabetical order.

25. FORCE MAJEURE: The Department may, at its discretion, excuse the performance of an obligation by a party under this Contract in the event that performance of that obligation by that party is prevented by an act of God, act of war, riot, fire, explosion, flood or other catastrophe, sabotage, severe shortage of fuel, power or raw materials, change in law, court order, national defense requirement, or strike or labor dispute, provided that any such event and the delay caused thereby is beyond the control of, and could not reasonably be avoided by, that party. The Department may, at its discretion, extend the time period for performance of the obligation excused under this section by the period of the excused delay together with a reasonable period to reinstate compliance with the terms of this Contract.

26. SET-OFF RIGHTS: The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any monies due to the Contractor under this Contract up to any amounts due and owing to the State with regard to this Contract, any other Contract, any other Contract with any State department or agency, including any Contract for a term commencing prior to the term of this Contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Controller.

27. CHANGES IN THE WORK: This document contains the entire agreement of the parties, and neither party shall be bound by any statement or representation not contained herein. No waiver shall be deemed to have been made by any of the parties unless expressed in writing and signed by the waiving party. The parties expressly agree that they shall not assert in any action relating to the Contract that any implied waiver occurred between the parties which is not expressed in writing. The failure of any party to insist in any one or more instances upon strict performance of any of the terms or provisions of the Contract, or to exercise an option or election under the Contract, shall not be construed as a waiver or relinquishment for the future of such terms, provisions, option or election, but the same shall continue in full force and effect, and no waiver by any party of any one or more of its rights or remedies under the Contract shall be deemed to be a waiver of any prior or subsequent rights or remedy under the Contract or at law.

                                     RIDER C
                              EXCEPTIONS TO RIDER B

Notwithstanding any other provisions of this contract, exceptions to Rider B of this State of Maine Contract for Special Services will be as follows:

1. All references pertaining to the word "Department" shall mean the "State" of Maine.

2. For the purpose of this Contract, the Contract Administrator is a designee of the InforME Board.

3. RIDER B, PARAGRAPH #2: INVOICES AND PAYMENTS WILL BE REPLACED IN ITS ENTIRETY WITH THE FOLLOWING LANGUAGE.

     The InforME Network model will be self-supporting with the NEI receiving its compensation from net proceeds subject to the availability of funds.

4. PARAGRAPH #7 CHANGES IN THE WORK WILL BE REPLACED IN ITS ENTIRETY WITH THE FOLLOWING LANGUAGE.

CHANGES IN SCOPE OF WORK

Any changes in scope of work will be processed as detailed in Section 5.4 Changes in Scope and Contract Amendments of the Request for Proposal for InforME Network Manager Services. No modification or change of any provision of the contract shall be made, or be construed to have been made, unless such modification is mutually agreed to in writing by the Contractor and the State. The contract modification will be incorporated as a WRITTEN AMENDMENT to the contract. Memoranda of understanding and correspondence shall NOT be construed as amendments to the contract.

5. PARAGRAPH #14 ACCESS TO RECORDS SHALL PERTAIN ONLY TO THE INFORME NETWORK RECORDS.

6. PARAGRAPH #15 TERMINATION WILL BE REPLACED IN ITS ENTIRETY WITH THE FOLLOWING LANGUAGE:

TERMINATION OF CONTRACT

TERMINATION OF CONTRACT

The InforME Board shall have the right to terminate the contract for cause, subject to cure, by providing written notice of termination to the NEI. Such notice shall specify the time, the specific provision of the contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by the NEI to avoid termination of the contract. The Board shall provide a period of not less than thirty (30) days, unless otherwise specified in the contract, for the NEI to cure breaches and deficiencies of its performance obligations under this Contract.

If directed to do so by statute, the Board will terminate the contract without incurring financial/business liability.

TERMINATION FOR CAUSE

For purposes of the contract, the phrase "for cause" shall mean, but not be limited to:

     a. Any material breach or evasion by NEI of the terms or conditions of the contract, its amendments, and Service Level Agreements if any;
     b. Substantial cessation of information network services by the NEI shall be cause for immediate termination of this contract;
     c. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by NEI, its officers or directors;
     d.   Dissolution of NEI or forfeiture of its corporate existence;
     e. Amendment of the InforME Board's enabling statute or an adverse judicial decision by a court of competent jurisdiction, which has the effect of rendering information Network operations no longer feasible;
     f.   Insolvency of NEI;
     g.   Material breach of an agreement with any state agency; and
     h. Intentional or gross neglectful disclosure of any confidential information.

TERMINATION FOR CAUSE BY NEI

NEI may cancel. this Contract upon 30 days notice to the State and the InforME Board in the event that:

     a Legislation materially alters the authority or duties of NEI to the extent that operation of the Network as currently envisioned, cannot be supported;
     b. the financial base upon which NEI relies for solvent network operations does not materialize or is removed in the future; and
     c. any material breach or evasion, subject to 30 days cure, by the State or InforME Board of the terms and conditions of this Contract and its amendments, if any.

7. PARAGRAPH #18 STATE HELD HARMLESS: THE FOLLOWING LANGUAGE WILL BE ADDED TO THE STATE HELD HARMLESS PARAGRAPH AS FOLLOWS:

Notwithstanding the requirements of Paragraph 18 State Held Harmless, the contractor is not responsible in any way for the content of links outside the InforME site or for the content of data furnished by federal, state, or local governments.